InnovAge Appoints Michael Scarbrough as New President and Chief Operating Officer and Maria Lozzano as President, Pharmacy Services

DENVER, November 4, 2024 (GLOBE NEWSWIRE) – InnovAge Holding Corp. (“InnovAge” or the “Company”) (Nasdaq: INNV), an industry leader in providing comprehensive healthcare programs to dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE), appoints Michael Scarbrough as its new President and Chief Operating Officer and Maria Lozzano as President, Pharmacy Services, effective November 4th.

Mr. Scarbrough joins InnovAge’s executive leadership team as Christine Bent steps down from the role of COO to explore new career opportunities. Scarbrough will also assume the role of President as the Company separates the positions of President and CEO to better enable execution of strategic priorities.

The InnovAge team extends its gratitude to Ms. Bent for her exceptional service and numerous contributions, which have helped drive a more scalable infrastructure and positive participant experience.

“Michael’s operational background and deep experience in healthcare is a great fit for InnovAge as we continue to evolve our business and to serve more seniors,” said Patrick Blair, CEO. “Michael brings more than 30 years of healthcare experience at both established and scaling businesses, including executive operational leadership, payor and provider network development, and government programs expertise. Michael has worked with numerous states in the last 15 years as they transitioned various Medicaid populations into new care delivery models that expanded participant choice, improved quality, lowered costs, and increased patient satisfaction.”

Mr. Scarbrough brings more than three decades of healthcare experience to InnovAge, most recently serving as the Chief Executive Officer of Optum at Home, a division of Optum Health, responsible for services to 800,000 Medicare Advantage D-SNP members. Prior to Optum at Home, Scarbrough was a co-founder and served as the President and COO of Prospero Health, serving over 50,000 patients. Prospero was created to provide home-based advanced primary, urgent, and palliative care services and was sold to Optum in 2022. Earlier in his career, Scarbrough was SVP, Medicaid Development & Specialty at Anthem, SVP of Health Care Delivery Systems at Amerigroup, and the COO of Amerigroup Tennessee.

Additionally, Ms. Lozzano is being promoted to President, Pharmacy Services, and will report to the CEO. Ms. Lozzano most recently served as the Company’s Senior Vice President and Chief Business Development Operations Officer supporting existing center performance improvement and new center market expansions. Maria joined Innovage from the VNA of California where she served as Chief Operating Officer. Prior to that, she worked as Vice President of Operations at Premier Infusion Care, a provider of home infusion and specialty pharmacy services.

“Maria has been a steady and strong contributor at the Company for nearly eight years,” said Blair. “I know the impact Maria can have on business performance, and I have tremendous trust in her ability to lead our efforts to define a more effective pharmacy operating model that leads to a better participant experience and greater cost effectiveness.”

About InnovAge
InnovAge is a market leader in managing the care of high-cost, dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE). With a mission of enabling older adults to age independently in their own homes for as long as safely possible, InnovAge’s patient-centered care model is designed to improve the quality of care its participants receive while reducing over-utilization of high-cost care settings. InnovAge believes its PACE healthcare model is one in which all constituencies — participants, their families, providers, and government payors — “win.” As of June 30, 2024, InnovAge served approximately 7,020 participants across 20 centers in six states. https://www.innovage.com/.

Investor Contact:
Ryan Kubota
RKubota@InnovAge.com

Media Contact:

Lara Hazenfield
Lhazenfied@InnovAge.com

Forward-Looking Statements – Safe Harbor
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and other words and terms of similar meaning that they do not relate strictly to historical or current facts. Examples of forward-looking statements include statements regarding our expectations with respect to the Company’s new President and Chief Operating Officer; the effective transition and readjustment of responsibilities within the Company; and our expectations with respect to the Company’s ability to improve and grow. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, our dependence on our senior management team and ability to retain skilled employees; failure to execute an orderly President and Chief Operating Officer transition; the impact of the transition on the Company, its employees and its suppliers; the viability of, and/or our failure to execute, our business strategy and our ability to realize expected results; and other risk factors identified in our SEC reports, including, our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, in each case, as filed with the SEC.
Any forward-looking statement made by the Company is based on information currently available to us. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.